Exhibit 99.2

JOINT FILING AGREEMENT

PURSUANT TO RULE 13d-1(k)(1)

THIS JOINT FILING AGREEMENT is entered into as of January 26, 2018, by and among the parties hereto. The undersigned hereby agree that the Statement on Schedule 13D with respect to the common shares, par value $0.0001 of Resolute Energy Corporation and any amendment thereafter signed by each of the undersigned shall be (unless otherwise determined by the undersigned) filed on behalf of each of the undersigned pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended.

Dated: January 26, 2018	MONARCH ALTERNATIVE CAPITAL LP
By: MDRA GP LP, its General Partner

By: Monarch GP LLC, its General Partner

	By:	/s/ Michael A. Weinstock
	Name:	Michael A. Weinstock
	Title:	Chief Executive Officer

Dated: January 26, 2018	MDRA GP LP
By: Monarch GP LLC, its General Partner

	By:	/s/ Michael A. Weinstock
	Name:	Michael A. Weinstock
	Title:	Member

Dated: January 26, 2018	MONARCH GP LLC

	By:	/s/ Michael A. Weinstock
	Name:	Michael A. Weinstock
	Title:	Member